                     STEEL SLAB PRODUCTS SUPPLY AGREEMENT



                                by and between

                                NKK CORPORATION

                                      and

                          NATIONAL STEEL CORPORATION




                           DATED: February 16, 2000

                              TABLE OF  CONTENTS

ARTICLE I  DEFINITIONS                                                     1
     Section 1.1  Definitions                                              1

ARTICLE II  PURCHASE AND SALE OF STEEL SLAB PRODUCTS; PRICE                3
     Section 2.1  Purchase and Sale of Steel Slab Products.                3
     Section 2.2  Price                                                    3

ARTICLE III  ORDERS; QUANTITY; CONFIRMATION; TERMS AND
CONDITIONS OF SALE                                                         3
     Section 3.1  Order for Steel Slab Products; Quantity.                 3
     Section 3.2  Confirmations                                            3
     Section 3.3  Terms and Conditions of Sale.                            4

ARTICLE IV  USE OF TRADING COMPANY                                         4
     Section 4.1  Use of Trading Company                                   4

ARTICLE V  COMMUNICATION TEAM                                              5
     Section 5.1  Communication Team                                       5

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF NKK                          5
     Section 6.1  Representations and Warranties of NKK                    5

ARTICLE VII  TERM AND TERMINATION                                          5
     Section 7.1  Term.                                                    5
     Section 7.2  Termination.                                             5

ARTICLE VIII DELIVERY; MARKING AND DOCUMENTATION REQUIREMENTS              6
     Section 8.1  Delivery                                                 6
     Section 8.2  Marking and Documentation Requirements                   6

ARTICLE IX FORCE MAJEURE                                                   6
     Section 9.1  Force Majeure.                                           6

ARTICLE X  INTELLECTUAL PROPERTY MATTERS                                   7
     Section 10.1 Patent Indemnity.                                        7

ARTICLE XI  MISCELLANEOUS                                                  8
     Section 11.1 Assignment.                                              8
     Section 11.2 Notice.                                                  8
     Section 11.3 Amendment.                                               9
     Section 11.4 Non-Waiver.                                              9
     Section 11.5 Governing Law                                            9
     Section 11.6 Exhibits                                                 9
     Section 11.7 Captions                                                 9
     Section 11.8 Counterparts                                            10

EXHIBIT A - ESTIMATED QUANTITIES
EXHIBIT B - PRICE FORMULA
EXHIBIT C - CONFIRMATION
EXHIBIT D - TERMS AND CONDITIONS OF SALE

                     STEEL SLAB PRODUCTS SUPPLY AGREEMENT


     THIS STEEL SLAB PRODUCTS SUPPLY AGREEMENT, made as of the 16th day of February, 2000, is by and between NKK CORPORATION, a Japanese corporation, having its principal office located at 1-1-2 Marunouichi, Chiyoda-Ku, Toyko 100-8202 Japan, and NATIONAL STEEL CORPORATION, a Delaware corporation having its principal office at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545-3440. (National and NKK are sometimes referred to herein individually as a "Party" and collective as the "Parties").


                                  WITNESSETH:

     WHEREAS, National desires to obtain from NKK a supply of Steel Slab Products; and

     WHEREAS, NKK is willing to supply such Steel Slab Products to National; and

     WHEREAS, National and NKK wish to enter into this Agreement in order to establish a framework for the sale of Steel Slab Products by NKK to a Trading Company and the sale of such Steel Slab Products by the Trading Company to National.

     NOW THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, the Parties hereto covenant and agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1 Definitions. For the purposes of this Agreement, including the Preamble and Recitals hereto, the following terms shall have the meanings set forth in this Section 1.1:

     "Agreement" means this Steel Slab Products Supply Agreement, including all Exhibits attached hereto and any amendments hereto or extensions hereof.

     "Communication Team" has the meaning ascribed to such term in Section 5.1 hereof.

     "Confirmation" has the meaning ascribed to such term in Section 3.1 hereof.

     "Estimated Quantity(ies)" has the meaning ascribed to such term in Section
2.1 hereof.

     "National" means National Steel Corporation, a Delaware corporation.

     "National Trading Company Agreement" means the purchase and sale agreement between National and the Trading Company pursuant to which the Steel Slab Products covered by each Confirmation shall be sold by the Trading Company and purchased by National.

     "NKK" means NKK Corporation, a Japanese corporation.

     "NKK Trading Company Agreement" means the purchase and sale agreement between NKK and the Trading Company pursuant to which the Steel Slab Products covered by each Confirmation shall be sold by NKK and purchased by the Trading Company.

     "Protocol" means the technical protocol executed by National and NKK which sets forth the Specifications for the Steel Slab Products as such Protocol may be amended in writing from time to time by the Parties.

     "Specifications" means the grade, size, chemical composition, dimensional tolerance, appearance, surface quality, internal quality and other technical specifications for the Steel Slab Products, as set forth in the Protocol.

     "Steel Slab Products" means prime quality continuous cast carbon steel slabs produced by NKK and meeting the Specifications.

     "Term" has the meaning ascribed to such term in Section 7.1 hereof.

     "Ton" means a net ton which is equal to 2000 pounds.

     "Trading Company" means a trading company mutually agreed upon by National and NKK to purchase the Steel Slab Products from NKK and to resell such Steel Slab Products to National.


                                  ARTICLE II
                PURCHASE AND SALE OF STEEL SLAB PRODUCTS; PRICE

     Section 2.1 Purchase and Sale of Steel Slab Products. During the Term, National anticipates that a Trading Company will purchase Tons of Steel Slab Products in the quantities set forth in Exhibit A (the "Estimated Quantity(ies)") from NKK for the benefit of and use by National; provided, however, that the Parties understand and agree that (i) the actual amounts purchased shall be established during the quarterly negotiations described in
Section 3.1 below; (ii) neither National nor the Trading Company shall have any liability to NKK if, for any reason, the Estimated Quantity(ies) of Steel Slab Products is/are not purchased; and (iii) neither NKK nor the Trading Company shall have any liability to National if, for any reason, the Estimated Quantity(ies) of Steel Slab Products is/are not produced; provided, further, however that the Parties will continuously explore the possibility for supplying additional Steel Slab Products to National in the future. The first shipment of Steel Slab Products shall be delivered to National in the second (2/nd/) quarter of the year 2000.

     Section 2.2 Price. The price per Ton of Steel Slab Products shall be determined in accordance with the formula set forth in Exhibit B.

                                  ARTICLE III
         ORDERS; QUANTITY; CONFIRMATION; TERMS AND CONDITIONS OF SALE

     Section 3.1 Order for Steel Slab Products; Quantity. At least one hundred twenty (120) days prior to the commencement of each calendar quarter during the Term, National and NKK shall engage in negotiations to establish the following:

               (i) The quantities of the Steel Slab Products to be purchased during such quarter on a vessel by vessel basis; and

               (ii) The Specifications for the Steel Slab Products to be
                    purchased during such quarter on a vessel by vessel basis.

     Section 3.2  Confirmations.

               (i) The price of the Steel Slab Products to be purchased during each quarter shall be set using the formula set forth in Exhibit B.

               (ii) In the event that the Parties reach agreement on the terms described above in Section 3.1, the Parties shall evidence such agreement by executing the form of Confirmation which is attached hereto as Exhibit C (the "Confirmation"). The Confirmation shall constitute a binding commitment on the part of NKK to sell to the Trading Company the quantities of Steel Slab Products specified therein, on the terms and conditions set forth in (1) the Confirmation, (2) this Agreement and (3) the NKK Trading Company Agreement. In the event that National and NKK are unable to reach an agreement on all of the terms described in Section 3.1, then neither Party shall have any liability to the other Party with respect to the purchase and sale of Steel Slab Products for such quarter, but the Parties shall nevertheless engage in the negotiations described above for any subsequent calendar quarters during the remaining portion of the Term. All Steel Slab Products purchased and sold pursuant to this Agreement shall conform to this Agreement and to the Specifications set forth in the Protocol.

     Section 3.3 Terms and Conditions of Sale. The terms and conditions applicable to each purchase and sale pursuant to this Agreement shall be those stated herein, including in the Exhibits attached hereto. NKK acknowledges that the National Trading Company Agreement shall contain the terms and conditions of sale set forth in Exhibit D attached hereto, and such terms and conditions, together with the other terms and conditions set forth in this Agreement, shall be implemented through the National Trading Company Agreement and the NKK Trading Company Agreement. As between NKK and National, no other terms and conditions, including, without limitation, those set forth in the purchase and sales acknowledgment forms of the Parties, shall apply.


                                  ARTICLE IV
                            USE OF TRADING COMPANY

     Section 4.1 Use of Trading Company. A Trading Company shall be used to facilitate the purchase of Steel Slab Products by National from NKK, and, therefore, NKK will be selling Steel Slab Products to the Trading Company and not directly to National. NKK agrees to sell to the Trading Company the quantities of Steel Slab Products set forth in the Confirmation for such calendar quarter at the prices set forth in the Confirmation. The Trading Company will in turn resell the Steel Slab Products to National pursuant to the National Trading Company Agreement. National agrees to purchase from the Trading Company the quantities of Steel Slab Products set forth in the Confirmation for such calendar quarter at the prices set forth in such Confirmation. NKK shall enter into the NKK Trading Company Agreement with the Trading Company, and National shall enter into the National Trading Company Agreement with the Trading Company, each such agreement to contain all appropriate terms and conditions with respect to the sale of the Steel Slab Products, including, but not limited to, (i) payment terms, (ii) delivery terms and (iii) shipping requirements. NKK acknowledges and agrees that National shall have no liability or obligation whatsoever to NKK for any obligations of the Trading Company under the NKK Trading Company Agreement. National acknowledges and agrees that NKK shall have no liability or obligation whatsoever to National for any obligations of the Trading Company under the National Trading Company Agreement.


                                   ARTICLE V
                              COMMUNICATION TEAM

     Section 5.1 Communication Team. Each Party agrees to designate a sufficient number of its personnel to form a team (the "Communication Team") to discuss and review the details of the quantities, specifications and production plan for the Steel Slab Products. The Communication Team shall meet from time to time to ensure smooth execution and implementation under the Agreement.


                                  ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF NKK

     Section 6.1 Representations and Warranties of NKK. NKK hereby represents and warrants, for the benefit of both National and the Trading Company, that (i) all Steel Slab Products sold to a Trading Company hereunder shall be of merchantable quality and conform in all respects to the Specifications; and (ii) NKK shall convey good title to the Steel Slab Products to the Trading Company, free and clear of all liens, mortgages, security interests and other encumbrances of any kind whatsoever.


                                  ARTICLE VII
                             TERM AND TERMINATION

     Section 7.1 Term. The term of this Agreement shall commence on the date first above written and shall continue until December 31, 2000 and thereafter on a year to year basis, unless this Agreement is earlier terminated in accordance with the provisions in Section 7.2 below (the "Term").

     Section 7.2 Termination. (a) This Agreement may be terminated for cause by either Party:

          (i) if a material breach hereof occurs and such material breach is not cured within thirty (30) days after written notice thereof is received from the Party not in breach; or

          (ii) if the other Party shall become insolvent or unable to pay its debts as they mature; or

          (iii) if the other Party makes an assignment for the benefit of creditors or consents to the appointment of creditors or consents to the appointment of a trustee or a receiver or if a proceeding in bankruptcy, receivership, insolvency, any other proceeding for the adjustment, composition or extension of the other Party's debts or any other similar proceeding is instituted with respect to the other Party or the assets or property of the other Party.

     (b) This Agreement may be terminated without cause upon the mutual agreement of the Parties.

     (c) This Agreement may be terminated by either Party without cause effective as of the end of any calendar year if six (6) months prior written notice is provided to the other Party.


                                 ARTICLE VIII
               DELIVERY; MARKING AND DOCUMENTATION REQUIREMENTS

     Section 8.1 Delivery. All Steel Slab Products shall be sold FOB Japan to the Trading Company and shall be delivered through a port or ports specified by National.

     Section 8.2 Marking and Documentation Requirements. NKK shall comply with all marking and documentation requirements set forth in the Protocol.


                                  ARTICLE IX
                                 FORCE MAJEURE

     Section 9.1 Force Majeure. Each Party shall be excused from performing hereunder upon the occurrence of an event which affects such Party or its customer(s) and which is caused in whole or in part by: acts of God, wars, riots, fires, explosions, breakdowns or accidents; strikes, lockouts or other labor difficulties; lack or shortages of labor, materials, utilities, energy sources or transportation facilities; delays of carriers; compliance with governmental rules, regulations, priorities, allocations or other governmental requirements; any other like causes; or any other unlike causes beyond such Party's or its customers' control. The foregoing shall be in addition to and not in limitation of any excuses for nonperformance available to such Party under the Uniform Commercial Code or any other applicable law. In the event such Party is excused from performance under any of the foregoing provisions or applicable law, such Party shall have the further right, notwithstanding any provision of this Agreement to the contrary, at its option, to delay individual shipments of Steel Slab Products or to refuse acceptance thereof, and if the state of Force Majeure continues for more than thirty (30) days, the Parties shall engage in good faith discussions in an attempt to resolve such suspended status, including, without limitation, the possible termination of this Agreement. Notwithstanding the foregoing, the Party affected by any such Force Majeure shall use commercially reasonable efforts to mitigate and/or eliminate the effect of such Force Majeure.


                                   ARTICLE X
                         INTELLECTUAL PROPERTY MATTERS

     Section 10.1 Patent Indemnity. NKK warrants that (1) use of the Steel Slab Products covered by this Agreement for the purposes for which such Steel Slab Products were designed, and (2) performance by NKK pursuant to this Agreement will not infringe any United States or foreign patent and NKK will, at its expense, indemnify, defend and hold free and harmless National, its affiliated corporations, successors and assigns, in respect to any claim, action or suit, or for any claim arising out of such action or suit, for infringement of any United States or foreign patent based on the use of the Steel Slab Products for the purposes for which they were designed or for actively inducing infringement or for contributory infringement arising out of the performance of any act by NKK in performing pursuant to this Agreement; provided, however, that National may be represented in any such action or suit by attorneys of its own selection at its expense. In the event that any injunction shall be obtained against the use of any Steel Slab Products or part thereof by National, NKK, in addition to its above obligations, shall, at its expense, procure for National the right to continue using or selling the Steel Slab Products, to modify the Steel Slab Products to become non-infringing, or replace the Steel Slab Products with non-infringing goods satisfactory to National. Notwithstanding the foregoing, the Parties understand and agree that the patent indemnity set forth in this Article X shall not apply to the extent that a claim of patent infringement arises from (1) the processing of the Steel Slab Products by National or (2) the chemical composition of the Steel Slab Products if such chemical composition was requested or specified by National and if the Steel Slab Products actually conform to the chemical composition specified or requested by National.


                                  ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1 Assignment. Neither National nor NKK may assign any of its rights or obligations under this Agreement except with the prior consent of the other party; provided, however, that either Party may assign this Agreement to a subsidiary corporation wholly-owned by it without the consent of the other Party, but the assigning Party shall remain liable under all the provisions of this Agreement notwithstanding said assignment.

     Section 11.2 Notice. Any notices or other communications required or permitted hereunder or otherwise in connection herewith shall be in writing and shall be deemed to have been duly given when delivered in person or the next business day when transmitted by facsimile transmission or on receipt after dispatch by overnight courier or registered or certified mail, postage prepaid, addressed, as follows:


            if to NKK:        NKK Corporation
                              1-1-2 Marunouichi, Chiyoda-Ku
                              Toyko 100-8202 Japan
                              Attention: General Manager, Strategic Planning
                              Telecopier No.: 81-3-3214-8412

            with a copy to:   NKK Corporation
                              1-1-2 Marunouichi, Chiyoda-Ku
                              Toyko 100-8202 Japan
                              Attention: Senior Chief Counselor
                              Telecopier No.: 81-3-3214-8428

            if to National:   National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, Indiana 46545
                              Attention: Vice President, Strategic Sourcing
                              Telecopier No.: (219) 273-7493

            with a copy to:   National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, Indiana 46545
                              Attention:  General Counsel
                              Telecopier No.:  (219) 273-7609

or to such other address as either Party shall have designated by notice in writing to the other Party.

     Section 11.3 Integration; Amendment. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter of this Agreement and any and all prior or contemporaneous proposals, negotiations, agreements, commitments and representations, oral or written, are merged herein. This Agreement may not be modified or amended except by means of a writing duly executed by the Parties subsequent to the date hereof which states that it is intended to amend this Agreement.

     Section 11.4 Non-Waiver. Neither Party shall be deemed to have waived its rights under this Agreement or any provisions hereof unless such waiver shall be in a writing duly executed by the Party to be charged with such waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part thereof, or the right of any Party to thereafter enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     Section 11.5 Governing Law. This Agreement and all matters relating to the performance and subject matter hereof shall be governed by the laws of the State of New York, without regard to its conflicts of laws provisions. The exclusive jurisdiction for the resolution of all disputes relating to this Agreement shall be the state or federal courts in the district in which New York, New York is located, and the parties hereto hereby consent to the jurisdiction of such courts to hear and resolve such disputes.

     Section 11.6 Exhibits. All of the Exhibits attached hereto are hereby incorporated by reference and made a part hereof.

     Section 11.7 Captions. The captions of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     Section 11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute but one and the same document.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Steel Slab Products Supply Agreement the day and year first above written.


                              NKK CORPORATION


                              By:____________________________________
                              Name: Takashi Yamazaki
                              Title: General Manager, Strategic Planning


                              NATIONAL STEEL CORPORATION


                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                                   EXHIBIT A

                             ESTIMATED QUANTITIES


---------------------------------------------------------------------------
        YEAR           CALENDAR QUARTER                   QUANTITY
---------------------------------------------------------------------------
        2000               2/nd/ Qr.                     40,000 NT
                           3/rd/ Qr.                     80,000 NT
                           4/th/ Qr.                     80,000 NT
---------------------------------------------------------------------------
        2001               1/st/ Qr.                     80,000 NT
                           2/nd/ Qr.                     80,000 NT
                           3/rd/ Qr.                     80,000 NT
                           4/th/ Qr.                     80,000 NT
---------------------------------------------------------------------------
2002 and thereafter        1/st/ Qr.                100,000 - 125,000 NT
 until termination         2/nd/ Qr.                100,000 - 125,000 NT
                           3/rd/ Qr.                100,000 - 125,000 NT
                           4/th/ Qr.                100,000 - 125,000 NT
---------------------------------------------------------------------------

                                   EXHIBIT B

                                 PRICE FORMULA
                                 -------------

I.   Definitions.

     For the purposes of this "Exhibit B", the following words, terms and phrases shall have the following meanings:

     "Base Price" means, on a net Ton basis for each applicable calendar quarter, the Quarterly Hot Band Price less the Price Adjustment.

     "DI/DRD Grade Price Premium" shall mean an amount equal to $20 per net Ton.

     "IF Grade Price Premium" shall mean an amount equal to $30 per net Ton.

     "Land Delivery Charge" means, on a net Ton basis during the first calendar quarter during which deliveries of Steel Slab Products occur pursuant to this Agreement, the cost to National to ship the Steel Slab Products from the port of Philadelphia to GLD.

     "Land Delivery Charge Adjustment" means, on a net Ton basis for each applicable calendar quarter following the first calendar quarter, an adjustment equal to, as applicable, (i) half of the amount by which the cost to ship the Steel Slab Products from the port of Philadelphia to GLD exceeds the Land Delivery Charge, or (ii) half of the amount by which the cost to ship the Steel Slab Products from the port of Philadelphia to GLD is less than the Land Delivery Charge.

     "Ocean Delivery Charge" means, on a net ton basis, the aggregate of the Ocean Delivery Charge Components during the first calendar quarter during which deliveries of Steel Slab Products occur pursuant to the terms of this Agreement.

     "Ocean Delivery Charge Adjustment" means, on a net Ton basis for each applicable calendar quarter, an adjustment equal to, as applicable, (i) half of the amount by which the actual aggregate cost of the Ocean Delivery Charge Components is more than the Ocean Delivery Charge or (ii) half of the amount by which the actual aggregate cost of the Ocean Delivery Charge Components is less than the Ocean Delivery Charge.

     "Ocean Delivery Charge Components" means (i) ocean freight to transport the Steel Slab Products from Japan to the port of Philadelphia; (ii) ocean insurance; (iii) interest; (iv) duties; and (v) cost of unloading the Steel Slab Products to rail at the port of Philadelphia.

     "Price Adjustment" means the average of the Yearly Hot Band Price less the Slab Price; provided, however, that the Price Adjustment as calculated in each
            --------  -------
applicable calendar quarter shall not be less than $75 per net Ton and shall not be more than $115 per net Ton.

     "Quarterly Hot Band Price" means the weighted average of spot prices (including freight costs therefor) for hot band steel (with hot band steel being defined as slab to hot mill rolling to direct shipment to a customer) sold by National during the most recent calendar quarter.

     "Slab Price" means the weighted average cost of slabs purchased by National from all suppliers other than NKK during the immediately preceding four (4) calendar quarters.

     "Yearly Hot Band Price" means the weighted average of spot prices (including freight costs therefor) for hot band steel (with hot band steel being defined as slab to hot mill rolling to direct shipment to a customer) sold by National during the most recent four (4) calendar quarters.

II.  Quarterly Determination of Price

     A.   At the time National and NKK commence negotiations, pursuant to
Section 3.1 of the Agreement, regarding the quantities and Specifications of Steel Slab Products for any calendar quarter, the price for Steel Slab Products to be delivered for such calendar quarter shall be set using the process set forth below.

     B. The Parties acknowledge and agree that the Base Price includes the Ocean Delivery Charge and the Land Delivery Charge.

     C. The initial price payable by National to the Trading Company for the Steel Slab Products during the first calendar quarter during which deliveries occur shall be as follows:

     For Steel Slab Products other than Steel Slab Products which are of a DI/DRD grade or IF grade: The Base Price (hereinafter referred to as the "Slab Products Price").

     For Steel Slab Products which are of a DI/DRD grade: The Base Price + the DI/DRD Grade Price Premium (hereinafter referred to as the "DI/DRD Slab Price").

     For Steel Slab Products which are of an IF grade:   The Base Price + the IF
Grade Price Premium (hereinafter referred to as the "IF Slab Price").

     D. The price payable by National to the Trading Company for the Steel Slab Products during subsequent calendar quarters shall be as follows:

     For Steel Slab Products other than Steel Slab Products which are of a DI/DRD grade or IF grade: The Slab Products Price +/- the Ocean Delivery Charge Adjustment +/- the Land Delivery Charge Adjustment.

     For Steel Slab Products which are of a DI/DRD grade: the DI/DRD Slab Price +/- the Ocean Delivery Charge Adjustment +/- the Land Delivery Charge Adjustment.

     For Steel Slab Products which are of an IF grade: the IF Slab Price +/- the Ocean Delivery Charge Adjustment +/- the Land Delivery Charge Adjustment.

     E. Anything in this Agreement to the contrary notwithstanding the following shall apply to each purchase of Steel Slab Products from the Trading Company by National:

     In no event shall the price of Steel Slab Products other than Steel Slab Products which are of a DI/DRD grade or an IF grade be less than $205 per net Ton or more than $260 per net Ton.

     In no event shall the price of Steel Slab Products which are of a DI/DRD grade be less than $225 per net Ton or more than $280 per net Ton.

     In no event shall the price of Steel Slab Products which are of an IF grade be less than $235 per net Ton or more than $290 per net Ton.

                                   EXHIBIT C

                                 CONFIRMATION


     This Confirmation is issued pursuant to the terms of that certain Steel Slab Products Supply Agreement dated as of __________ ("Agreement") by and between NKK Corporation ("NKK") and National Steel Corporation ("National").

     (1) Capitalized terms used in this Confirmation shall have the meanings given to them in the Agreement.

     (2) NKK and National hereby agree that during the ____ calendar quarter of 20__, NKK shall sell Steel Slab Products to the Trading Company, and the Trading Company shall sell Steel Slab Products to National, in the quantity, at the price and with the specifications set forth below:

          Quantity:           ___ Tons.

          Price:              ____ From the Trading Company to National;
                              $______ per Ton.
                              ____ From NKK to the Trading Company: The price
                         payable by National as set forth above less the Ocean Delivery Charge and the Land Delivery Charge.

          Specifications: As set forth in the technical protocol no. ___ executed by National and NKK dated ________, attached hereto and made a part hereof.


     IN WITNESS WHEREOF, the parties have executed this Confirmation, this ___ day of ________________ ______.

                              NKK Corporation (NKK)

                              By:_________________________________
                              Name: Takashi Yamazaki
                              Title: General Manager, Strategic Planning

                              NATIONAL STEEL CORPORATION

                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

                                   EXHIBIT D

                         TERMS AND CONDITIONS OF SALE


1. TAXES: Except as otherwise required by law or otherwise agreed in writing, The Trading Company agrees to pay and bear any United States federal, state, local or foreign taxes, or other governmental charges upon the production, transportation or sale of the goods supplied hereunder.

2. IDENTIFICATION: The Trading Company must show complete order number on packing lists, bills of lading, other supporting documents and packages. Packing lists must accompany all shipments. National reserves the right to return, collect, all improperly marked shipments.

3. DELIVERY: Time of delivery is of the essence of this order. National reserves the right to refuse any goods and to cancel all or any part of a shipment if The Trading Company fails to deliver all or any part of the goods in accordance with the terms of this Agreement. Acceptance of any part of a shipment shall not bind National to accept future shipments nor deprive it of the right to return goods already accepted.

4. NONCONFORMING GOODS: All goods must conform to this Agreement in respect to quantity, quality and in all other respects and are subject to inspection and acceptance by National after delivery. National's weight and count shall govern. The Trading Company is liable for, and shall indemnify, defend and hold harmless National from and against all losses, damages and liability arising in any way in connection with any defective or nonconforming goods; in addition, National shall have the right to return any defective or nonconforming goods at The Trading Company's expense.

5. OCCUPATIONAL SAFETY AND HEALTH: The Trading Company represents that all goods and/or services sold or furnished to National hereunder will comply with all applicable laws and governmental regulations relating to the occupational safety and health of employees, including, but not limited to, the United States federal Occupational Safety and Health Act of 1970 and any rules, regulations, standards or orders issued thereunder (herein collectively called "Occupational Safety and Health Requirements"), and The Trading Company agrees to indemnify, defend and hold harmless National from and against any claims, losses, damages, fines, penalties, costs and expenses suffered or incurred by National as a result of any violation or non-compliance with any Occupational Safety and Health Requirements caused or contributed to by the failure of such goods and/or services to so comply. The Trading Company agrees that, upon request, it shall furnish to National any and all information regarding the ingredients of goods sold or furnished to National hereunder and to comply with any other reasonable request of National made in connection with the application of any Occupational Safety and Health Requirements to National, its employees and property.

6. GOVERNMENTAL REQUIREMENTS: The Trading Company represents and warrants that The Trading Company and all goods and/or services sold or furnished to National hereunder will comply with all applicable United States federal, state and local statutes, laws, ordinances, codes, rules, regulations, standards, orders or other governmental requirements of any kind, and any amendments thereto ("Governmental Requirements"), including, without limitation, (1) the requirements relating to equal employment opportunity contained in or authorized by Federal Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations and relevant orders of the Secretary of Labor thereunder, (2) the requirements contained in or authorized by the Fair Labor Standards Act of 1938, as amended, (3) the requirements contained in or authorized by the Federal Toxic Substances Control Act, and (4) the requirements contained in or authorized by the Federal Clean Air Act, as amended, or the Federal Water Pollution Control Act, as amended. Any and all provisions required to be included in a contract of this type by any applicable Governmental Requirements are deemed to be incorporated herein. The Trading Company agrees to indemnify, defend and hold harmless National from and against any claims, losses, damages, fines, penalties, liabilities, costs and expenses suffered or incurred by National as the result of any failure on the part of The Trading Company or its goods and/or services to comply with any Governmental Requirements.

7. BUYER: The Trading Company shall not, without first receiving written permission from National, in any manner advertise, publish or otherwise disseminate the fact that The Trading Company has contracted to furnish to National the goods and/or services specified herein or any other information relating to this Agreement.

8. AUDIT: When, in the opinion of National, any aspect of the Agreement requires financial or other auditing or appraisal, representatives designated by National shall have the right to examine and copy any and all writings relating to the Agreement in the possession or control of The Trading Company, and The Trading Company agrees to make them available to National at reasonable times for said purposes. National's right to audit shall extend for a period of one year after the end of the Term. The Trading Company shall include in all subcontracts a like provision under which National shall have the above rights to audit each such subcontracts.